Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Healthcare Realty Trust Incorporated

and

Healthcare Realty Holdings, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities*

Fees to Be Paid: Healthcare Realty Trust Incorporated	Equity	Class A Common Stock, par value $0.01 per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Equity	Preferred Stock, par value $0.01 per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Debt	Debt Securities	456(b) and 457(r)
	Other	Guarantees of Debt Securities of Healthcare Realty Holdings, L.P. (4)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Warrants	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Units (3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid: Healthcare Realty Holdings, L.P.	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees Previously Paid:	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Class A Common Stock, par value $0.01 per share	415(a)(6)	—	—	$750,000,000	—	—	S-3ASR (2)	333-253600 (2)	February 26, 2021 (2)	$81,825 (2)

	Total Offering Amounts							(1)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis. Healthcare Realty Trust Incorporated (formerly known as Healthcare Trust of America, Inc.) previously registered shares of common stock having an aggregate offering price of up to $750,000,000, offered by means of a 424(b)(5) prospectus supplement, dated March 5, 2021, pursuant to a Registration Statement on Form S-3 (File No. 333-253600), filed with the Securities and Exchange Commission on February 26, 2021. Pursuant to Rule 415(a)(6) under the Securities Act, the $81,825 filing fee previously paid in connection with such unsold shares (based on the filing fee rate in effect at the time such shares were initially registered) will continue to be applied to such unsold shares. The offering of the unsold shares under the prior registration statement will be deemed terminated as of the date of effectiveness of this registration statement.

(3)	Each unit will consist of two or more securities. The applicable prospectus supplement relating to the units will describe the terms of any units issued by Healthcare Realty Trust Incorporated.
(4)

Healthcare Realty Trust Incorporated may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Healthcare Realty Holdings, L.P. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.